UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 31, 2006

Lexington Corporate Properties Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12386	13-3717318
(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015
New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

2006 Base Salaries, 2005 Target Bonuses and 2005 Long-Term Incentive Awards

On January 31, 2006, upon a recommendation of the Compensation Committee of the Board of Trustees (the “Board”) of Lexington Corporate Properties Trust (the “Trust”), the Board granted increases in annual base salaries for calendar year 2006, performance bonuses with respect to calendar year 2005 and long-term incentive awards in the form of grants of non-vested common shares of beneficial interest, par value $0.0001 per share (“Common Shares”) of the Trust under the Lexington Corporate Properties Trust 1998 Share Option Plan, to the executive officers of the Trust, as follows:

Name and Title	2006 Salary Increase	New 2006 Base Salary	2005 Performance Bonus Award	Value of Long-Term Incentive Award
E. Robert Roskind – Chairman	$25,000	$450,000	$612,000	$1,000,000
T. Wilson Eglin – Chief Executive Officer, President and Chief Operating Officer	50,000	475,000	612,000	2,000,000
Richard J. Rouse – Vice Chairman and Chief Investment Officer	40,000	450,000	590,400	1,000,000
Patrick Carroll – Executive Vice President, Chief Financial Officer and Treasurer	25,000	325,000	432,000	800,000
John B. Vander Zwaag – Executive Vice President	25,000	315,000	417,600	706,500

In approving a recommendation to the Board with respect to 2006 base salaries and the value of long-term incentive awards for the executive officers of the Trust, the Compensation Committee of the Board (the “Compensation Committee”) considered several factors, including the scope of the individual’s responsibilities, competitive payment practices, the historical financial results of the Trust and the anticipated financial performance of the Trust. No specific weight was given to any particular factor.

Performance Bonus Awards. In addition to their base salaries and long-term incentive awards, the executive officers of the Trust received bonus awards tied to the overall performance of the Trust and their individual performances. In this regard, the Compensation Committee established specific performance goals for the payment of discretionary bonuses which are based on the per share growth in cash available for distributions and total annual shareholder return, and also considered the results of a compensation study prepared for the Compensation Committee and the Board by an independent outside compensation consulting firm.

A portion of the performance bonus equal to two weeks of the executive’s salary was paid in cash as part of a company-wide "holiday pay." The remainder of the performance bonus was awarded in non-vested Common Shares that vest in equal installments on each of the next five anniversary dates of the award. Each award is governed by a non-vested share agreement. A form of each non-vested agreement is filed as Exhibit 10.1 hereto. This current report describes certain terms of these non-vested share agreements, and such descriptions are qualified in their entirety by reference to the full text of such agreements. The vesting of the non-vested Common Shares may accelerate upon certain events. The non-vested Common Shares are entitled to voting rights and receive dividends. The number of Common Shares issued was determined by dividing (x) the sum of the amount of the bonus as specified above less the portion paid in cash by (y) the closing price of the Common Shares on the New York Stock Exchange on January 17, 2006 ($22.10 per share), the first closing price after the performance bonus amounts were preliminarily approved by the Board. The Board granted a financial hardship exemption to Mr. Vander Zwaag from the requirement to take the remainder of the performance bonus award in non-vested shares.

Long-Term Incentive Awards. The total long-term incentive award granted to each executive was allocated 50% as a time-based award and 50% as a performance-based award. Each award is governed by non-vested share agreement. The form of each non-vested share agreement is filed as Exhibit 10.2 hereto. This current report describes certain terms of these non-vested share agreements, and such descriptions are qualified in their entirety by reference to the full text of such agreements.

Pursuant to the non-vested share agreement, the time-based awards and the performance-based awards will vest in full on the fifth anniversary of the date of the award, provided certain performance targets are met, with regard to the performance-based awards. The performance-based awards require that the Trust achieve certain pre-determined financial hurdles in each of the five years the non-vested shares vest. The financial hurdles are based upon total return to shareholders (“TRS”). For the applicable non-vested shares to vest, the Trust’s TRS must exceed certain market benchmarks. The formula incorporates a carryback/carryforward feature that would, in essence, average the TRS performance over the five-year vesting period. The vesting of both time-based awards and performance-based awards may accelerate upon certain events. The non-vested Common Shares are entitled to voting rights and receive dividends. The number of Common Shares issued was determined by dividing the value of the award as specified above by the closing price of the Common Shares on the New York Stock Exchange on January 17, 2006 ($22.10 per share), the first closing price after the performance bonus amounts were preliminarily approved by the Board.

Out-Performance Plan

The Compensation Committee and the Board are considering the establishment of an Outperformance Plan (the “OP Plan”), through which certain executives of the Trust can receive equity awards if the Trust generates superior returns for its shareholders. The OP Plan will be performance-based, utilizing TRS as the measurement criteria. Awards under the OP Plan will be paid in non-vested common shares, with the amount awarded to be based on the value created for shareholders in excess of certain performance thresholds. Once formal documentation of the OP Plan is prepared and approved, the terms and documentation of the OP Plan and any awards made under the OP Plan will be disclosed.

Amendment to Lexington Corporate Properties Trust 1998 Share Option Plan

On February 6, 2006, the Board approved an amendment (the “Amendment”) to the Lexington Corporate Properties Trust 1998 Share Option Plan. The Amendment corrects an unintentional inconsistency between the terms of the Plan and the proxy description of the Plan filed with the Securities and Exchange Commission on April 22, 1998 and approved by the Trust’s shareholders on May 20, 1998.

The description of the Amendment set forth above is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.3.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Exhibits
10.1	Nonvested Share Agreement (Performance Bonus Award)
10.2	Nonvested Share Agreement (Long-Term Incentive Award)
10.3	Amendment to Lexington Corporate Properties Trust 1998 Share Option Plan

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Corporate Properties Trust

Date: February 6, 2006	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

Exhibit Index

10.1	Nonvested Share Agreement (Performance Bonus Award)
10.2	Nonvested Share Agreement (Long-Term Incentive Award)
10.3	Amendment to Lexington Corporate Properties Trust 1998 Share Option Plan